EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-1/A No. 333-262026) of Aclarion, Inc.

(2) Registration Statement (Form S-8 No. 333-265220) of Aclarion, Inc.

of our report dated June 12, 2023, with respect to the financial statements of Aclarion, Inc. (the Company) included in this Amendment No. 1 to its Annual Report (Form 10-K/A) for the year ended December 31, 2022. Our audit report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ CohnReznick LLP

Sunrise, Florida

June 12, 2023